Exhibit 99.1

FOR IMMEDIATE RELEASE

Sono-Tek Submits Application for Uplisting to the NASDAQ Capital Market

MILTON, N.Y., August 11, 2020 – Sono-Tek Corporation (OTCQX: SOTK), the leading developer and manufacturer of ultrasonic coating systems, today announced that it has submitted an application to uplist its common stock to the NASDAQ Capital Market.

Dr. Christopher L. Coccio, CEO and Chairman of Sono-Tek, commented, “Sono-Tek has a strong financial base, has demonstrated excellent revenue growth and maintains a positive outlook for continued expansion, making this an opportune time to apply to uplist the Company’s shares to the NASDAQ Capital Market. We believe that this transition will increase corporate visibility, improve our stock’s trading liquidity, and broaden awareness of Sono-Tek in the investment community. If successful, this action would mark a return to NASDAQ for Sono-Tek which traded in that market for many years beginning when the company went public in 1987. After trading on NASDAQ, the stock began to trade on the OTC Markets when the share price fell below NASDAQ’s requirements, and now, after years of work and investment, our share price, market capitalization, company profitability and other metrics are strong again, reflecting the Company’s leading market position and standing in the ultrasonic coating system industry.”

Acceptance for listing the Company’s shares is subject to approval and satisfaction of several factors, including minimum listing requirements for the Nasdaq Capital Market. The Company is optimistic that it can satisfy all of the applicable listing requirements, however, there is no assurance that its application will be approved.

About Sono-Tek

Sono-Tek Corporation is the leading developer and manufacturer of ultrasonic coating systems for applying precise, thin film coatings to protect, strengthen or smooth surfaces on parts and components for the microelectronics/electronics, alternative energy, medical and industrial markets, including specialized glass applications in construction and automotive.

The Company’s solutions are environmentally-friendly, efficient and highly reliable, and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for its customers’ products and processes.

For further information, visit www.sono-tek.com.

Safe Harbor Statement

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and other written and oral statements. These “forward-looking statements” are based on currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; the duration and scope of the COVID-19 pandemic; the extent and duration of the pandemic’s adverse effect on economic and social activity, consumer confidence, discretionary spending and preferences, labor and healthcare costs, and unemployment rates, any of which may reduce demand for some of our products and impair the ability of those with whom we do business to satisfy their obligations to us; our ability to sell and provide our services and products, including as a result of continued pandemic related travel restrictions, mandatory business closures, and stay-at home or similar orders; any temporary reduction in our workforce, closures of our offices and facilities and our ability to adequately staff and maintain our operations resulting from the pandemic; the ability of our customers and suppliers to continue their operations as result of the pandemic, which could result in terminations of contracts, losses of revenue, and further adverse effects to our supply chain; maintenance of increased order backlog, including effects of any COVID-19 related cancellations; the imposition of tariffs; timely development and market acceptance of new products and continued customer validation of our coating technologies; adequacy of financing; capacity additions, the ability to enforce patents; maintenance of operating leverage; consummation of order proposals; completion of large orders on schedule and on budget; successful transition from primarily selling ultrasonic nozzles and components to a more complex business providing complete machine solutions and higher value subsystems; and realization of quarterly and annual revenues within the forecasted. We undertake no obligation to update any forward-looking statement.

Contact:

Stephen J. Bagley

Chief Financial Officer

Sono-Tek Corporation

info@sono-tek.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com